Exhibit 99.1

Press Release Source: Cycle Country Accessories Corporation

Cycle Country Accessories Corp. Announces Changes to its Board of Directors

SPENCER, Iowa—(BUSINESS WIRE)—Cycle Country Accessories Corp. (AMEX:ATC - News) announced today that it is making changes to its Board of Directors, as the company accepts the early resignation of two of its outside directors whose terms would otherwise come to an end next month at the September 22, 2009 Annual Shareholder Meeting.

Management requested these early resignations to make room early for two new directors that will add different, strategically unique skill-sets to the governance of the company.

The two new Directors are expected to be announced once they are formally approved by the remaining Directors in accordance with the policies of the Board.

About Cycle Country Accessories Corporation

The Company is the recognized industry leader in the marketing, sales, design and manufacturing of custom fitting accessories for utility all-terrain vehicles (ATV’s), under the brand names of Cycle Country Accessories and Weekend Warrior. Products include snowplows, mowers, 3-point hitches and implements, storage, bed lifts, brush guards and more.

The Company also produces a line of specialty products for golf carts, lawn and garden equipment and motor sports vehicles under the brand name of Plazco.

Under the brand name of Perf-Form, the Company manufactures and distributes a broad line of high performance oil filters for motorcycles, ATV’s and watercraft.

In addition, the Company provides metal fabrication and contract manufacturing services through its Imdyne division.

www.cyclecountry.com	www.plazco.com	www.weekend-warrior.com
www.perf-form.com		ww.imdyne.com

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and other statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “estimate,” “potential,” or future/conditional verbs such as “will,” “should,” and “could.”

Contact:

Cycle Country Accessories Corp.

Rachel Martinez, 800-841-222, ext. 208